UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2008

FUND.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-121764	30-0284778
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Broadway, 4th Floor
New York, New York 10013
(Address of Principal Executive Offices)

(212)  625-3591
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors, Ivar Eilertsen.

On March 28, 2008, the Board appointed Ivar Eilertsen, 50, to serve as a Director, effective immediately, until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Eilertsen is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Eilertsen a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Eilertsen is the Founding Partner of Harbor Capital Technologies, LLC, a boutique advisory firm focused on financial technology, where he has served from April 2006 to the present.  Prior to founding Harbor Capital, from October 2005 to March 2006, Mr. Eilertsen served as the Managing Director and Senior Vice President, Global Accounts for Thomson Financial.  Prior to joining Thomson, Mr. Eilertsen served in several senior management roles at ADP Brokerage Services Group (now Broadridge) from April 2000 to January 2005, including the CEO, Americas and General Manager, ADP Wilco.  Mr. Eilertsen holds a Bachelor of Science from the University of Oslo, Norway.

Mr. Eilertsen will participate in the Company’s non-employee director compensation arrangements. Pursuant to those arrangements, Mr. Eilertsen will receive annual cash compensation of $15,000 for his service as a member of the Board and an initial option grant to purchase 250,000 shares of the Company’s Class A Common Stock at $4.00 per share.  The options vest over four years, with 25% vesting on the first anniversary and the balance vesting quarterly over the following 36 months.  In the event of a change of control, vesting will accelerate twelve months. In addition, Mr. Eilertsen has signed the Company’s standard form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. Eilertsen was appointed as a member of the Audit Committee and the Compensation Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM INC.

Date:              April 2, 2008                                                                                                   By: /s/ Raymond Lang
Name: Raymond Lang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement